Exhibit (d)(1)

FIRST EAGLE ETF TRUST

1345 Avenue of the Americas
New York, New York 10105

INVESTMENT ADVISORY AGREEMENT

This Investment Advisory Agreement, is entered into as of December 11, 2025 by and between FIRST EAGLE ETF TRUST, a Delaware statutory trust (the “Trust”) with respect to the Trust’s funds listed on Exhibit A hereto (each a series of the Trust and referred to herein as the “Fund” or collectively as the “Funds”) and FIRST EAGLE INVESTMENT MANAGEMENT, LLC, a registered investment adviser organized under the laws of the State of Delaware (the “Adviser”).

WITNESSETH:

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Funds are separate portfolio and series of shares of the Trust with assets and liabilities thereof limited to such portfolio under the terms set out in Article III of the Trust’s Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”);

NOW, THEREFORE, the parties agree as follows:

1. The Trust hereby appoints the Adviser to act as investment adviser to the Funds, for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services herein described, for the compensation herein provided.

2. Subject to the supervision of the Board of Trustees of the Trust (the “Board of Trustees”), the Adviser shall manage the investment operations of the Funds and the composition of the Funds’ portfolios, including the purchase, retention and disposition thereof, in accordance with the Funds’ investment objectives, policies and restrictions as stated in the Prospectuses and Statement of Additional Information of the Funds and subject to the following understandings:

(a) The Adviser shall provide supervision of the Funds’ investments and determine from time to time what investments, securities or commodity futures contracts and options thereon (“futures”) will be purchased, retained, sold or loaned by the Funds, and what portion of the assets will be invested or held uninvested.

(b) The Adviser shall use its best judgment in the performance of its duties under this Agreement.

(c) The Adviser, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Declaration of Trust, the Prospectuses and Statement of Additional Information of the Funds and with the instructions and directions of the Board of Trustees and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

(d) The Adviser shall determine the investments, securities and futures to be purchased or sold by the Funds and will place orders pursuant to its determinations with or through such persons, brokers, dealers or futures commission merchants (which may include affiliates of the Adviser) in conformity with the policy with respect to brokerage as set forth in the Funds’ Prospectuses and Statement of Additional Information or as the Board of Trustees may direct from time to time. In providing the Funds with investment management, it is recognized that the Adviser will give primary consideration to securing most favorable prices and efficient executions. Consistent with this policy, the Adviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which other clients of the Adviser may be a party. It is understood that neither the Funds nor the Adviser has adopted a formula for allocation of the Funds’ investment business. It is also understood that it is desirable for the Funds that the Adviser have access to supplemental investment and market research and security and economic analysis provided by brokers or futures commission merchants who may execute brokerage transactions at a higher cost to the Funds than may result when allocating brokerage to other brokers or futures commission merchants on the basis of seeking the most favorable prices and efficient executions. Therefore, the Adviser is authorized to place orders for the purchase and sale of securities or futures for the Funds with such brokers or futures commission merchants, subject to review by the Board of Trustees, from time to time, with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers or futures commission merchants may be useful to the Adviser in connection with its services to other clients.

On occasions when the Adviser deems the purchase or sale of a security or a futures contract to be in the best interest of the Funds as well as other clients, the Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contract to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contract so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and to such other clients.

(e) The Adviser shall maintain all books and records with respect to the Funds’ portfolio transactions that the Funds are required to keep under Rule 31a-1 under the 1940 Act.

(f) The Adviser shall provide the Funds on each business day with information relating to all transactions concerning the Funds’ assets.

(g) The investment management services provided by the Adviser hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others.

(h) Nothing herein shall prohibit the Board of Trustees from approving the payment by the Trust of additional compensation to others for consulting services, supplemental research and security and economic analysis.

(i) The Adviser may delegate certain of its responsibilities hereunder with respect to provision of the investment advisory services set forth in paragraph 2 above to one or more other parties (each such party, a “Sub-Adviser”), pursuant in each case to a written agreement with such Sub-Adviser that meets the applicable requirements of Section 15 of the 1940 Act and rules thereunder (including without limitation the requirements for approval by the Board of Trustees and the shareholders of each Fund), subject, however, to such exemptions as may be granted by the U.S. Securities and Exchange Commission (the “Commission”) upon application or by rule. Such Sub-Adviser may (but need not) be affiliated with the Adviser.

Any delegation of services pursuant to this paragraph 2(i) shall be subject to the following conditions:

(i)	Any fees or compensation payable to any Sub-Adviser shall be paid by the Adviser, and no additional obligation may be incurred on the Trust’s behalf to any Sub-Adviser; except that any Trust expenses that may be incurred by the Adviser and paid by the Trust to the Adviser directly may be incurred by the Sub-Adviser and paid by the Trust to the Sub-Adviser directly, so long as such payment arrangements are approved by the Trust and the Adviser.

(ii)	If the Adviser delegates its responsibilities to more than one Sub-Adviser, the Adviser shall be responsible for assigning to each Sub-Adviser that portion of its duties with respect to each Fund for which the Sub-Adviser is to act as Sub-Adviser, subject to the approval of the Board of Trustees.

(iii)	To the extent that any obligations of the Adviser or any Sub-Adviser require any service provider of the Trust or any Fund to furnish information or services, such information or services shall be furnished by the Trust’s or the Fund’s service providers directly to both the Adviser and any Sub-Adviser.

3. The Funds have delivered (or will deliver the same as soon as available) to the Adviser copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

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(a) Certified resolutions of the Board of Trustees authorizing the appointment of the Adviser and approving the form of this Agreement;

(b) The Registration Statement under the 1940 Act, as amended, on Form N-1A (the “Registration Statement”), as filed with the Commission relating to the Funds and all amendments thereto;

(c) The Funds’ Notification of Registration of under the 1940 Act on Form N-8A as filed with the Commission and all amendments thereto; and

(d) Prospectuses and Statement of Additional Information of the Funds (such Prospectuses and Statement of Additional Information, as currently in effect and as amended or supplemented, from time to time, being herein called the “Prospectuses”).

4. The Adviser shall authorize and permit any of its directors, officers and employees who may be elected as directors or officers of the Funds to serve in the capacities in which they are elected. Services to be furnished by the Adviser under this Agreement may be furnished through the medium of any of such directors, officers or employees.

5. The Adviser shall keep the Funds’ books and records required to be maintained by it pursuant to paragraph 2 hereof. The Adviser agrees that all records which it maintains for the Funds are the property of the Funds and it will surrender promptly to the Funds any of such records upon a Fund’s request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act any such records as are required to be maintained by the Adviser pursuant to paragraph 2 hereof.

6. The Adviser shall have the authority to vote as agent for each Fund, either in person or by proxy, tender and take all actions incident to the ownership of all securities in which such Fund’s assets may be invested from time to time, subject to such policies and procedures as the Board of Trustees may adopt from time to time.

7. (a) For the services provided pursuant to this Agreement by the Adviser, the Funds will pay monthly an investment management fee at the annual rate of the average daily net assets of the Fund set forth opposite such Fund’s name on Exhibit A. Net assets of the Funds shall be computed on such days and at such time or times as described in the Funds’ then-current Prospectuses and Statement of Additional Information. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated and shall be payable upon the date of termination of this Agreement.

(b) The Adviser will provide investment, advisory, research and statistical facilities and all clerical services relating to research, statistical and investment work. (In this regard, and notwithstanding anything in this Agreement to the contrary, it is understood that this Agreement does not obligate the Adviser to pay for the maintenance of the Trust’s general ledger and securities cost ledger or for daily pricing of the Trust’s securities.) The Adviser will not be required hereunder to pay any expenses of the Trust other than those above enumerated in this paragraph 7(b). In particular, but without limiting the generality of the foregoing, the Adviser will not be required to pay hereunder: brokers’ commissions; legal or auditing expenses of the Trust or related to investments and assets of the Trust; taxes or governmental fees; any direct expenses of issue, sale, underwriting, distribution, redemption or repurchase of the Trust’s securities; the expenses of registering or qualifying securities for sale; the cost of preparing and distributing reports and notices to stockholders; the fees or disbursements of dividend, disbursing, shareholder, transfer or other agent; or the fees or disbursements of custodians of the Trust’s assets. For the avoidance of doubt, any service required by the Trust that is not a responsibility of the Adviser hereunder may be separately contracted with the Adviser and its affiliates, in which case the Adviser or such affiliate will be separately compensated.

8. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

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9. This Agreement shall continue for an initial two-year term after the effective date hereof and from year to year thereafter, but only so long as such year to year continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Funds at any time, without the payment of any penalty, by the Board of Trustees or by vote of a majority of the outstanding voting interests (as defined in the 1940 Act) of the Fund, or by the Adviser at any time, without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) by the Adviser.

10. Nothing in this Agreement shall limit or restrict the right of any of the Adviser’s directors, officers, or employees who may also be a director, officer or employee of the Funds to engage in any other business or to devote time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Adviser’s right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

11. Except as otherwise provided herein or authorized by the Board of Trustees, from time to time, the Adviser shall for all purposes herein be deemed to be an independent contractor and shall have no authority to act for or represent the Funds in any way or otherwise be deemed an agent of the Funds.

12. During the term of this Agreement, the Funds agree to furnish the Adviser at its principal office all prospectuses, proxy statements, reports to Shareholders, sales literature, or other material prepared for distribution to Shareholders of the Funds or the public, which refer to the Adviser in any way, prior to use thereof and not to use such material if the Adviser reasonably objects in writing within five business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, the Funds will continue to furnish to the Adviser copies of any of the above-mentioned materials which refer in any way to the Adviser. Sales literature may be furnished to the Adviser hereunder by first class or overnight mail, facsimile transmission equipment or hand delivery. The Funds shall furnish or otherwise make available to the Adviser such other information relating to the business affairs of the Funds as the Adviser at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

13. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof. This Agreement may be amended by mutual consent, but the consent of the Funds must be approved in conformity with the requirements of the 1940 Act.

14. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Adviser at 1345 Avenue of the Americas, New York, NY 10105, Attention: General Counsel; or (2) to the Funds at 1345 Avenue of the Americas, New York, NY 10105, Attention: Secretary.

15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations.

16. The Funds may use the name “First Eagle” in connection with the name of the Funds or any variant thereof, only for so long as this Agreement or any extension, renewal or amendment hereof remain in effect, including any similar agreement with any organization which shall have succeeded to the Adviser’s business as investment adviser. At such time as such Agreement shall no longer be in effect, the Funds will (to the extent that it lawfully can) cease to use such a name or any other name indicating that it is advised by, managed by or otherwise connected with the Adviser or any organization which shall have so succeeded to such businesses. In no event shall the Funds use the names “First Eagle Investment Management,” or any variant thereof if the Adviser’s functions are transferred or assigned to a company of which First Eagle Holdings, Inc. (“FE Holdings”) does not have control. In the event that such Agreement shall no longer be in effect or the Adviser’s functions are transferred or assigned to a company of which FE Holdings does not have control, the Funds shall use its best efforts to legally change its name by filing the required documentation with appropriate state and federal agencies.

17. If any occasion should arise in which the Adviser gives any advice to its clients concerning the shares of the Trust, the Adviser will act solely as investment counsel for such clients and not in any way on behalf of the Trust except to

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the extent that the Adviser is acting as principal underwriter of the Shares of the Funds. In connection with purchases or sales of portfolio securities for the account of a Fund, neither the Adviser nor any of its Trustees, officers or employees will act as a principal.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

FIRST EAGLE ETF TRUST

By:

Name:	SHEELYN MICHAEL

Title:	Secretary

FIRST EAGLE INVESTMENT MANAGEMENT, LLC

By:

Name:	MEHDI MAHMUD

Title: President and CEO
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EXHIBIT A
to the
INVESTMENT ADVISORY AGREEMENT
between
FIRST EAGLE ETF TRUST
and
FIRST EAGLE INVESTMENT MANAGEMENT, LLC

	Name of Fund	Fee
1.	First Eagle US Equity ETF	79%
2.	First Eagle Mid Cap Equity ETF	75%
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